Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 27, 2023, relating to the consolidated financial statements of Patria Investments Limited and the effectiveness of Patria Investments Limited's internal control over financial reporting, appearing in the Annual Report on Form 20-F of Patria Investments Limited for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE TOUCHE TOHMATSU
Auditores Independentes Ltda. Sao Paulo, Brazil November 27, 2023